UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007
SS&C TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On March 12, 2007, the compensation committee (the “Compensation Committee”) of the Board of Directors of SS&C Technologies, Inc. (the “Company”) approved the compensation arrangements with the Company’s executive officers discussed below.
The Compensation Committee ratified and approved the following 2007 base salaries for the executive officers, which include pay increases for Messrs. Stone, Boulanger, Pedonti and Whitman:

2007 Base Compensation (Annual Rate)
William C. Stone	Chairman of the Board and Chief Executive Officer	$600,000
Normand A. Boulanger	President and Chief Operating Officer	400,000
Patrick J. Pedonti	Senior Vice President and Chief Financial Officer	225,000
Stephen V.R. Whitman	Senior Vice President and General Counsel	205,000
     On March 12, 2007, the Compensation Committee elected to award the following bonuses to our executive officers for services rendered during 2006:

Short-Term Incentive Compensation Awarded for Performance in 2006
William C. Stone	Chairman of the Board and Chief Executive Officer	$895,000
Normand A. Boulanger	President and Chief Operating Officer	440,000
Patrick J. Pedonti	Senior Vice President and Chief Financial Officer	165,000
Stephen V.R. Whitman	Senior Vice President and General Counsel	100,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: March 16, 2007	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer